EXHIBIT 99.1

PRESS RELEASE

COMPANY:	CHEMICAL FINANCIAL CORPORATION
NASDAQ:	CHFC
FOR RELEASE:	IMMEDIATELY
DATE:	APRIL 22, 2005

CONTACT:	DAVID B. RAMAKER (989) 839-5269	LORI A. GWIZDALA (989) 839-5358

CHEMICAL FINANCIAL CORPORATION
AUTHORIZES STOCK REPURCHASE

          Midland, Michigan - The Board of Directors of Chemical Financial Corporation has authorized management, in its discretion, to purchase up to 500,000 shares of the Corporation's common stock. It is anticipated that any purchases of shares will be made through a program of open market purchases or through privately negotiated purchases, all subject to availability, regulatory volume and other constraints and general economic conditions. Any repurchased shares will be available for later reissue in connection with potential future stock dividends, the Corporation's dividend reinvestment plan, employee benefit plans and other general corporate purposes.

          Chemical Financial Corporation is the fourth largest bank holding company headquartered in Michigan. The Company's three subsidiary banks operate "Chemical Bank" branch offices throughout the lower peninsula of Michigan.

          Chemical Financial Corporation common stock trades on The Nasdaq Stock Market under the symbol CHFC and is one of the issues comprising the Nasdaq Financial 100 index.

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